AMENDED AND RESTATED INVESTMENT MANAGEMENT AGREEMENT

            AGREEMENT made as of December 29, 2017, between TEMPLETON INCOME TRUST (hereinafter referred to as the “Trust”), on behalf of Templeton Emerging Markets Bond Fund (the “Fund”), and FRANKLIN ADVISERS, INC. (hereinafter referred to as the “Manager”), and amends and restates the prior Investment Management Agreement between the Trust, on behalf of the Fund, and the Manager dated as of December 6, 2012.

            In consideration of the mutual agreements herein made, the Trust, on behalf of the Fund, and the Manager understand and agree as follows:

(1)           The Manager agrees, during the life of this Agreement, to manage the investment and reinvestment of the Fund’s assets and to administer its affairs consistent with the provisions of the Trust Instrument of the Trust and the investment policies adopted and declared by the Trust’s Board of Trustees, subject to the oversight of the Board of Trustees.  In pursuance of the foregoing, the Manager shall make all determinations with respect to the investment and reinvestment of the Fund’s assets and the purchase and sale of its investment securities, and shall take such steps as may be necessary to implement those determinations.  Such determinations and services shall include determining the manner in which any voting rights, rights to consent to corporate action and any other rights pertaining to the Fund’s investment securities shall be exercised, subject to guidelines adopted by the Board of Trustees.

(2)           The Manager shall be responsible for selecting members of securities exchanges, brokers and dealers (such members, brokers and dealers being hereinafter referred to as “brokers”) for the execution of the Fund’s portfolio transactions consistent with the Trust’s brokerage policies and, when applicable, the negotiation of commissions in connection therewith.

All decisions and placements shall be made in accordance with the following principles:

(a)            Purchase and sale orders will usually be placed with brokers which are selected by the Manager as able to achieve “best execution” of such orders.  “Best execution” shall mean prompt and reliable execution at the most favorable security price, taking into account the other provisions hereinafter set forth.  The determination of what may constitute best execution and price in the execution of a securities transaction by a broker involves a number of considerations, including, without limitation, the overall direct net economic result to the Fund (involving both price paid or received and any commissions and other costs paid), the efficiency with which the transaction is effected, the ability to effect the transaction at all where a large block is involved, availability of the broker to stand ready to execute possibly difficult transactions in the future, and the financial strength and stability of the broker. Such considerations are judgmental and are weighed by the Manager in determining the overall reasonableness of brokerage commissions.

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(b)           In selecting brokers for portfolio transactions, the Manager shall take into account its past experience as to brokers qualified to achieve “best execution,” including brokers who specialize in any foreign securities held by the Fund.

(c)            The Manager is authorized to allocate brokerage business to brokers who have provided brokerage and research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934 (the “1934 Act”), for the Fund and/or other accounts, if any, for which the Manager exercises investment discretion (as defined in Section 3(a)(35) of the 1934 Act) and to cause the Fund to pay a commission for effecting a securities transaction in excess of the amount another broker would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or the Manager’s overall responsibilities with respect to the Fund and the other accounts, if any, as to which it exercises investment discretion.  In reaching such determination, the Manager will not be required to place or attempt to place a specific dollar value on the research or execution services of a broker or on the portion of any commission reflecting either of said services.  In demonstrating that such determinations were made in good faith, the Manager shall be prepared to show that all commissions were allocated and paid for purposes contemplated by the Trust’s brokerage policy; that the research services provide lawful and appropriate assistance to the Manager in the performance of its investment decision-making responsibilities; and that the commissions paid were within a reasonable range.

(d)           Purchases and sales of portfolio securities within the United States other than on a securities exchange shall be executed with primary market makers acting as principal, except where, in the judgment of the Manager, better prices and execution may be obtained on a commission basis or from other sources.

(3)           In addition to the investment management services described in Section (1) above, the Trust hereby appoints the Manager to provide or procure, as applicable, the administrative and other services described in Section 4 of this Agreement for the period and on the terms set forth in this Agreement, as may be supplemented from time to time.  The Manager accepts such appointment and agrees during such period to render or procure, as applicable, the services herein set forth for the compensation provided in Section 5 below.

(4)           The Manager agrees, during the term of this Agreement, to provide or procure, as applicable, at its own expense (unless otherwise agreed to by the parties), the following services to the Fund to the extent that any such services are not otherwise provided by any other service provider to the Fund:

(a)            providing office space, telephone, office equipment and supplies for the Fund necessary or appropriate for the effective administration of the Fund as contemplated in this Agreement;

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(b)           providing trading desk facilities for the Fund, unless these facilities are provided by any subadviser to the Fund;

(c)            authorizing expenditures and approving bills for payment on behalf of the Fund;

(d)           supervising preparation of periodic reports to Fund shareholders, notices of dividends, capital gains distributions and tax credits; and attending to routine correspondence and other communications with individual Fund shareholders when asked to do so by the Fund’s shareholder servicing agent or other agents of the Fund;

(e)            coordinating and supervising the daily pricing and valuation of the Fund’s investment portfolio, including collecting quotations from pricing services engaged by the Fund, in accordance with the policies and procedures adopted from time to time by the Trust on behalf of the Fund;

(f)            providing fund accounting services, including preparing and supervising publication of daily net asset value quotations and other financial data;

(g)           monitoring and coordinating, where appropriate, relationships with organizations serving the Fund, including custodians, public accounting firms, law firms, printers, pricing services and other unaffiliated service providers;

(h)           supervising the Fund’s compliance with recordkeeping requirements under the federal securities laws, including the Investment Company Act of 1940, as amended (“1940 Act”), and the rules and regulations thereunder, supervising compliance with recordkeeping requirements imposed by state or foreign laws or regulations, and maintaining books and records for the Fund;

(i)             preparing and filing of domestic and foreign tax reports, including the Fund’s income tax returns, and monitoring the Fund’s compliance with subchapter M of the Internal Revenue Code (“Code”), and all other applicable tax laws and regulations;

(j)             establishing, maintaining and monitoring the Fund’s compliance program with respect to: the 1940 Act and other federal securities laws, and rules and regulations thereunder; state and foreign laws and regulations applicable to the operation of investment companies; the Fund’s investment goals, policies and restrictions; and the Code of Ethics and other policies adopted by the Trust’s Board of Trustees (“Board”), the Manager and any sub adviser to the Fund and applicable to the Fund;

(k)           preparing regulatory reports, including without limitation, N-SARs, N-CSRs, N-PXs, N-Qs, proxy statements, information statements, and U.S. and foreign ownership reports;

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(l)             preparing and arranging for the filing of such registration statements and other documents with the U.S. Securities and Exchange Commission and other federal, state and foreign or other regulatory authorities as may be required to (i) register or otherwise qualify the shares of the Fund for sale and maintain any such registration or qualification; (ii) amend or otherwise update the Fund’s disclosure as required by applicable Federal securities laws and rules and regulations of any applicable regulatory agency or stock exchange; (iii) qualify the Fund to do business; and (iv) maintain the Fund’s corporate existence, and as otherwise required by applicable law;

(m)          maintaining a review and certification program and internal controls and procedures in accordance with the relevant provisions of the Sarbanes Oxley Act of 2002 as applicable to registered investment companies; and

(n)           providing executive, clerical, secretarial and other personnel needed to carry out the above responsibilities.

(5)           The Fund agrees to pay to the Manager a monthly fee in dollars at an annual rate of the daily net assets of the Fund, as listed below, during the month preceding each payment, , payable at the end of each calendar month:

1.05%, up to and including $1 billion;

1.03% over $1 billion, up to and including $5 billion;

1.01% over $5 billion, up to and including $10 billion;

0.99% over $10 billion, up to and including $15 billion;

0.97% over $15 billion, up to and including $20 billion; and

0.95% over $20 billion.

The Manager may waive all or a portion of its fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of its services.  The Manager shall be contractually bound hereunder by the terms of any publicly announced waiver of its fee, or any limitation of the Fund’s expenses, as if such waiver or limitation were fully set forth herein.

(6)           Delegation of Services.  The Manager may, at its expense, delegate to one or more entities some or all of the services for the Fund for which the Manager is responsible under this Agreement.    The Manager will be responsible for the compensation, if any, of any such entities for such services to the Fund, unless otherwise agreed to by the parties.  Notwithstanding any delegation pursuant to this paragraph, the Manager will continue to have responsibility and liability for all such services provided to the Fund under this Agreement and will supervise each delegate in its performance of its duties for the Fund with a view to preventing violations of the federal securities laws.

The Manager also may, at its expense, select and contract with one or more investment advisers registered under the Investment Advisers Act of 1940 (each, a “Sub-Adviser”) to perform, and thereby delegates to any such Sub-Adviser, some of the services for the Fund for which it is responsible under Sections (1) and (2) of this Agreement or as the Manager may otherwise determine to be necessary or appropriate to seek to implement the Fund’s investment goals and strategies, subject to the approval of the Board of Trustees, including a majority of the Trustees who are not “interested persons” of the Trust, and the approval of the Fund’s shareholders, if required. The Manager will compensate any Sub-Adviser for its services to the Fund. The Manager will evaluate and select the Sub-Advisers and will make recommendations to the Board of Trustees about the hiring, termination and replacement of a Sub-Adviser and will oversee, monitor and review the Sub-Advisers and their performance and their compliance with the Fund’s investment policies and restrictions. The Manager may also terminate the services of any Sub-Adviser at any time in its sole discretion, and shall at such time assume the responsibilities of such Sub-Adviser unless and until a successor Sub-Adviser is selected and the requisite approval of the Fund’s shareholders, if any is required, is obtained.  Notwithstanding any delegation pursuant to this paragraph, the Manager will continue to have overall responsibility for the management and investment of the assets and responsibility for all advisory services furnished by any Sub-Adviser and will supervise each Sub-Adviser in its performance of its duties for the Fund. The Manager will also retain sole responsibility for all services described in Sections (1) and (2) of this Agreement and not expressly delegated to one or more Sub-Advisers.

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(7)           Performance of Services in Accordance with Regulatory Requirements; Furnishing of Books and Records.  In performing the services set forth in Section 4 of this Agreement, the Manager:

(a)            shall conform with the 1940 Act and all rules and regulations thereunder, with all other applicable federal, state and foreign laws and regulations, with any applicable procedures adopted by the Trust’s Board, and with the provisions of the Fund’s Registration Statement filed on Form N-1A as supplemented or amended from time to time;

(b)           will make available to the Trust, promptly upon request, any of the Fund’s books and records as are maintained under this Agreement, and will furnish to regulatory authorities having the requisite authority any such books and records and any information or reports in connection with the Manager’s services under this Agreement that may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

(8)           This Agreement shall be effective as of the date first written above and shall continue in effect for successive periods of 12 months each thereafter, provided that each such continuance shall be specifically approved at least annually (i) by the vote of a majority of the Trust’s Board of Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) either the vote of (a) a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act, or (b) a majority of the Trust’s Board of Trustees as a whole.

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(9)           Notwithstanding the foregoing, this Agreement (a) may be terminated by either party at any time, without the payment of any penalty, on sixty (60) days’ written notice to the other party, provided that termination by the Trust, on behalf of the Fund, is approved by vote of a majority of the Trust’s Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund (as defined by the 1940 Act), and (b) will terminate immediately in the event of its assignment (as defined in the 1940 Act).

(10)        In the event this Agreement is terminated and the Manager no longer acts as Manager to the Fund, the Manager reserves the right to withdraw from the Fund the use of the name “Templeton” or any name misleadingly implying a continuing relationship between the Fund and the Manager or any of its affiliates.

(11)        Except as may otherwise be provided by the 1940 Act, neither the Manager nor its officers, directors, employees or agents shall be subject to any liability for any error of judgment, mistake of law, or any loss arising out of any investment or other act or omission in the performance by the Manager of its duties under this Agreement or for any loss or damage resulting from the imposition by any government of exchange control restrictions which might affect the liquidity of the Fund’s assets, or from acts or omissions of custodians, or securities depositories, or from any war or political act of any foreign government to which such assets might be exposed, or for failure, on the part of the custodian or otherwise, timely to collect payments, except for any liability, loss or damage resulting from willful misfeasance, bad faith or gross negligence on the Manager’s part or by reason of reckless disregard of the Manager’s duties under this Agreement.  It is hereby understood and acknowledged by the Trust that the value of the investments made for the Fund may increase as well as decrease and are not guaranteed by the Manager.  It is further understood and acknowledged by the Trust, on behalf of the Fund, that investment decisions made on behalf of the Fund by the Manager are subject to a variety of factors that may affect the values and income generated by the Fund’s portfolio securities, including general economic conditions, market factors and currency exchange rates, and that investment decisions made by the Manager will not always be profitable or prove to have been correct.

(12)        The services of the Manager are not deemed to be exclusive, and nothing in this Agreement shall prevent the Manager, or any affiliate thereof, from providing similar services to other investment companies and other clients, including clients that may invest in the same types of securities as the Fund, or, in providing such services, from using information furnished by others.  When the Manager determines to buy or sell the same security for the Fund that the Manager or one or more of its affiliates has selected for clients of the Manager or its affiliates, the orders for all such security transactions shall be placed for execution by methods determined by the Manager, with approval by the Trust’s Board of Trustees, to be impartial and fair.

(13)        Pursuant to Section 6.2 of the Code of Conduct for Persons Registered with the Securities and Futures Commission (the “SFC”), the following information is included in this Agreement:

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            Undertakings.  Each party undertakes to notify the other party in the event of any material    change to the information provided in this Agreement.

            Certain Information About the Manager.

(i)             The Manager’s full name and address is:

            Franklin Advisers, Inc.

            One Franklin Parkway
San Mateo, California 94403-1906

(ii)           The Manager’s registration status with the SFC is active.

            Certain Information About the Trust.  The Trust’s full name and verified address is:

Templeton Income Trust

300 S.E. 2nd Street

Fort Lauderdale, Florida  33301

(14)        This Agreement shall be construed in accordance with the laws of the State of California, provided that nothing herein shall be construed as being inconsistent with applicable Federal and State securities laws and any rules, regulations and orders thereunder.

(15)        If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(16)        Nothing herein shall be construed as constituting the Manager an agent of the Trust.

(17)        Each party acknowledges and agrees that all obligations of the Trust under this Agreement are binding only with respect to assets of the Fund; that any liability of the Trust under this Agreement with respect to the Trust, or in connection with the matters contemplated herein with respect to the Fund, shall be discharged only out of the assets of the Fund; that no other series of the Trust shall be liable with respect to this Agreement or in connection with the matters contemplated herein; and the Manager shall not seek satisfaction of any such obligation or liability from the shareholders of the Trust, the trustees, officers, employees or agents of the Trust, or from any other series of the Trust.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the date first written above.

                                                       TEMPLETON INCOME TRUST, on behalf of                                                                               Templeton Emerging Markets Bond Fund

                                                       By: /s/MICHAEL HASENSTAB, PH.D

                                                                   Michael Hasenstab, Ph.D.

Title: President and Chief Executive Officer – Investment Management

                                                       FRANKLIN ADVISERS, INC.

                                                       By: /s/EDWARD D. PERKS

                                                                   Edward D. Perks

                                                       Title:   President

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